Exhibit 4.12

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of June 1, 2011 (the “Supplemental Indenture”), among Massey Energy Company, a Delaware corporation, as issuer (the “Issuer”), the Guarantors (as defined in the Indenture (defined below)), Alpha Natural Resources, Inc., a Delaware corporation (the “Parent”), and Wilmington Trust Company, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer, the Guarantors and the Trustee executed that certain Senior Indenture (the “Base Indenture”), dated as of August 12, 2008, as supplemented by that First Supplemental Indenture (the “First Supplemental Indenture”), dated the same date, as further supplemented by that Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of July 20, 2009, as further supplemented by that Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of August 28, 2009, as further supplemented by that Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of April 30, 2010, and as further supplemented by that Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) dated as of June 29, 2010 each by and among the Issuer, the Guarantors (defined therein) and the Trustee (the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Fifth Supplemental Indenture, collectively, and as amended and supplemented, the “Indenture”), providing for the issuance of the 3.25% Convertible Senior Notes due 2015 in the principal amount of up to Six Hundred Ninety Million and 00/100 Dollars ($690,000,000) (the “Notes”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of January 28, 2011, by and among Parent, Mountain Merger Sub, Inc. (a subsidiary of Parent) and Issuer (the “Merger Agreement”), Parent has acquired all outstanding shares of Issuer effective on the date hereof upon the consummation of the merger contemplated by the Merger Agreement (such time of effectiveness, the “Effective Time”);

WHEREAS, pursuant to the Merger Agreement, Parent has agreed, immediately upon the Effective Time, to guarantee the Notes;

WHEREAS, Section 901 of the Base Indenture and Section 9.01 of the First Supplemental Indenture provide that supplemental indentures may be executed and delivered by the Issuer, the Guarantors and the Trustee for the purpose of amending or supplementing the Indenture to add Note Guarantees and to make adjustments in accordance with the Indenture to the right to convert the Notes upon certain reclassifications or changes in the Common Stock and certain consolidations, mergers and binding share exchanges, among other things; or make any change that would provide any additional rights or benefits to the Holders of Securities of any series or that does not adversely affect the legal rights under the Indenture of any such Holder, inter alia;

WHEREAS, pursuant to the Merger Agreement, holders of Common Stock shall be eligible to receive upon the Effective Time 1.025 shares of common stock of Parent and $10.00 cash per share of Common Stock;

WHEREAS, Section 10.11 of the First Supplemental Indenture provides that a supplemental indenture shall be executed and delivered by the Issuer, as a condition precedent to a merger such as that contemplated by the Merger Agreement (the “Merger”), to provide for adjusted conversion rights following the Effective Time, in accordance with the terms of the Indenture; and

WHEREAS, all other acts and proceedings necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuer, the Guarantors and the Trustee, the legal, valid and binding agreement of the Issuer and the Guarantors in accordance with its terms.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Confirmation of the Indenture; Definitions. Except as supplemented hereby, the Indenture is hereby confirmed and reaffirmed in all particulars. Anything in the Indenture or herein to the contrary notwithstanding, all recitals, definitions and provisions contained in this Supplemental Indenture shall take precedence over the recitals, definitions and provisions of the Indenture to the extent of any conflict between the two. Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meaning given them in the Indenture.

Section 2. Guarantee. (a) The Parent hereby executes this Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of issuing a guarantee of the Notes (the “Parent Guarantee”), as set forth in Exhibit A.

(b) None of the shareholders, trustees, officers or Affiliates of the Parent shall be liable for the Parent’s obligations arising under the Parent Guarantee.

Section 3. Conversion Rights. (a) Except as the context otherwise requires, and except as otherwise provided in this Supplemental Indenture, from and after the Effective Time, (i) each reference in the Indenture and the Notes to a share of Common Stock shall be deemed to be a reference to a unit consisting of (A) 1.025 (as adjusted from time to time as provided in Article X, the “Share Amount”) shares (the “Share Component”) of common stock of the Parent, $0.01 par value per share, or such other Capital Stock of the Parent as such Parent common stock is subsequently reclassified or changed into (the “Parent Stock”), and (B) $10.00 in cash (the “Cash Component”), taken together; (ii) each reference in the Indenture and the Notes to the “Company”, solely to the extent such reference pertains to the issuance of Parent Stock constituting the Share Component for the purpose of conversion of the Notes (including references in Section 10.05 of the First Supplemental Indenture), shall be deemed to be a reference to the Parent (and all other references to the “Company” shall continue to refer to the Issuer); and (iii) each reference in Sections 10.05 and 10.08 and the first paragraph of Section

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10.06 of the First Supplemental Indenture to the “Conversion Rate” shall be deemed to be a reference to the Share Amount.

(b) Notwithstanding clause 3(a) of this Supplemental Indenture, from and after the Effective Time, (i) each reference to the Common Stock in (A) the definition of “Market Disruption Event” in Section 1.02 of the First Supplemental Indenture, (B) the definition of “Trading Day” in Section 1.02 of the First Supplemental Indenture, (C) the definition of “Termination of Trading” in Section 3.02(K)(ii) of the First Supplemental Indenture, (D) Sections 10.02(A)(iii), 10.02(C)-(G), 10.03-10.05, 10.07, 10.08 and 10.13 of the First Supplemental Indenture and (E) the form of Conversion Notice appended to the Notes shall be deemed to be a reference to the Parent Stock; and (ii) in determining, from time to time, the Closing Sale Price or Volume Weighted Average Price of the Common Stock (other than for purposes of Section 10.05 of the First Supplemental Indenture), (A) the Share Component thereof shall be valued as set forth in the definition of “Closing Sale Price” or “Volume-Weighted Average Price” as the case may be (for which purpose, the term “Common Stock” shall be deemed to be a reference to the Parent Stock), (B) the Cash Component thereof shall be valued at the stated amount thereof and (C) the two values shall be summed.

(c) For the avoidance of doubt, in consequence of the foregoing Section 3(a), from and after the Effective Time, the Holder of each Note then outstanding shall have the right to convert such Note (pursuant to, and subject to the conditions under, Article X of the First Supplemental Indenture and subject to adjustment by any Make-Whole Applicable Increase applicable to a given conversion) into 11.7424 shares of common stock of the Parent and $114.560 in cash per $1,000 principal amount of Notes (resulting from application of the Conversion Rate of 11.4560 to the Common Stock as the meaning of such term is modified above), subject to further adjustments as described in this Indenture; provided, however, that at and after the Effective Time, the portion of each Daily Settlement Amount payable in cash under the Indenture upon the conversion of a Note shall continue to be payable in cash.

Section 4. Conditions to Effectiveness of Supplemental Indenture and to Operation of Amendments Made Hereby. This Supplemental Indenture shall become effective immediately upon the Effective Time.

Section 5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall together constitute but one and the same instrument.

Section 6. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. Trustee. The Trustee makes no representation as the validity or sufficiency of this Supplemental Indenture.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MASSEY ENERGY COMPANY

By:	/s/ Richard R. Grinnan
Name:	Richard R. Grinnan
Title:	Vice President and Secretary

ADDITIONAL GUARANTOR:

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Frank J. Wood
Name:	Frank J. Wood
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

3.25% Convertible Notes Supplemental Indenture

ORIGINAL GUARANTORS:

A. T. MASSEY COAL COMPANY, INC.
ALEX ENERGY, INC.
ARACOMA COAL COMPANY, INC.
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BLACK KING MINE DEVELOPMENT CO.
BOONE EAST DEVELOPMENT CO.
BOONE ENERGY COMPANY
BOONE WEST DEVELOPMENT CO.
CENTRAL PENN ENERGY COMPANY, INC.
CENTRAL WEST VIRGINIA ENERGY COMPANY
CERES LAND COMPANY
CLEAR FORK COAL COMPANY
CRYSTAL FUELS COMPANY
DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DEMETER LAND COMPANY
DOUGLAS POCAHONTAS COAL CORPORATION
DRIH CORPORATION
DUCHESS COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
FOGLESONG ENERGY COMPANY
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HADEN FARMS, INC.
HANNA LAND COMPANY, LLC
(by ALEX ENERGY, INC., its Manager)
HAZY RIDGE COAL COMPANY
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JOBONER COAL COMPANY
KANAWHA ENERGY COMPANY
KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY LAXARE, INC.
LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY

3.25% Convertible Notes Supplemental Indenture

LYNN BRANCH COAL COMPANY, INC.
MAJESTIC MINING, INC.
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MASSEY COAL SALES COMPANY, INC.
MASSEY GAS & OIL COMPANY
NEW MARKET LAND COMPANY
NEW RIDGE MINING COMPANY
NEW RIVER ENERGY CORPORATION
NICCO CORPORATION
NICHOLAS ENERGY COMPANY
OMAR MINING COMPANY
PEERLESS EAGLE COAL CO.
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PILGRIM MINING COMPANY, INC.
POWER MOUNTAIN COAL COMPANY
RAVEN RESOURCES, INC.
RAWL SALES & PROCESSING CO.
ROSTRAVER ENERGY COMPANY
ROAD FORK DEVELOPMENT COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SC COAL CORPORATION
SCARLET DEVELOPMENT COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SHENANDOAH CAPITAL MANAGEMENT CORP.
SIDNEY COAL COMPANY, INC.
SPARTAN MINING COMPANY
STIRRAT COAL COMPANY
STONE MINING COMPANY
SUPPORT MINING COMPANY
SYCAMORE FUELS, INC.
T.C.H. COAL CO.
TALON LOADOUT COMPANY
TENNESSEE CONSOLIDATED COAL COMPANY
TENNESSEE ENERGY CORP.
THUNDER MINING COMPANY
TOWN CREEK COAL COMPANY
TRACE CREEK COAL COMPANY
TUCSON LIMITED LIABILITY COMPANY,
(by: ALEX ENERGY, INC., its Manager)
VANTAGE MINING COMPANY
WEST KENTUCKY ENERGY COMPANY
WHITE BUCK COAL COMPANY

3.25% Convertible Notes Supplemental Indenture

WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC.
JST MINING COMPANY
JST LAND COMPANY
CUMBERLAND RESOURCES CORPORATION
POWELL RIVER RESOURCES
JST RESOURCES LLC
ALLIANCE COAL CORPORATION
BIG LAUREL MINING CORPORATION
BLUFF SPUR COAL CORPORATION
BULL MOUNTAIN MINING CORPORATION
CUMBERLAND EQUIPMENT CORPORATION
DORCHESTER ENTERPRISES, INCORPORATED
GUEST MOUNTAIN MINING CORPORATION
MEADOW BRANCH MINING CORPORATION
MOUNTAIN MANAGEMENT, INCORPORATED
NORTH FORK COAL CORPORATION
OSAKA MINING CORPORATION
PIGEON CREEK PROCESSING CORPORATION
WINIFREDE COAL CORPORATION
CLOVERLICK MANAGEMENT LLC
DORCHESTER ASSOCIATES LLC
HARLAN RECLAMATION SERVICES LLC
MEADOW BRANCH COAL LLC
NINE MILE SPUR LLC
RESOURCE DEVELOPMENT LLC
RESOURCE LAND COMPANY LLC
RODA RESOURCES LLC
EXETER COAL CORPORATION
MILL BRANCH COAL CORPORATION
BLACK MOUNTAIN RESOURCES, LLC
CAVE SPUR COAL LLC
CLOVERLICK COAL COMPANY LLC
HIGH SPLINT COAL LLC
PANTHER MINING LLC
STILLHOUSE MINING LLC
EN ROUTE LLC
MASSEY EUROPEAN SALES, INC.
MAGGARD BRANCH COAL LLC

By:	/s/ Richard R. Grinnan
Name:	Richard R. Grinnan
Title:	Secretary

3.25% Convertible Notes Supplemental Indenture

MASSEY COAL SERVICES, INC.

By:	/s/ Richard R. Grinnan
Name:	Richard R. Grinnan
Title:	Vice President and Secretary

3.25% Convertible Notes Supplemental Indenture

WILMINGTON TRUST COMPANY as Trustee

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Assistant Vice President

3.25% Convertible Notes Supplemental Indenture

EXHIBIT A

PARENT GUARANTEE

The undersigned (the “Parent”) hereby jointly and severally, with the Guarantors, unconditionally guarantees, on a senior unsecured basis, to the extent set forth in the Senior Indenture (the “Base Indenture”), dated as of August 12, 2008, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated the same date, as further supplemented by that Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of July 20, 2009, as further supplemented by that Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of August 28, 2009, as further supplemented by that Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of April 30, 2010, as further supplemented by that Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated June 29, 2010, each by and among the Issuer, the Guarantors (defined therein) and the Trustee and the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated June 1, 2011, by and among the Issuer, the Guarantors (defined therein), the Parent (defined therein) and the Trustee (the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and as further supplemented by the Sixth Supplemental Indenture, collectively, and as amended and supplemented, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, interest and additional interest, if any, with respect to the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest or additional interest, if any, and the due and punctual performance of all other obligations of the Company or any Guarantor to the holders or the Trustee under this Indenture and the Securities (including amounts due the Trustee under Section 607 of the Indenture), and (b) in case of any extension of time of payments or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The provisions of Sections 1501, 1502, 1505 and 1507 of the Indenture are incorporated herein except that, to the extent appropriate, all references therein to “Guarantor” shall be deemed to refer to Parent and all references therein to “Note Guarantee” shall be deemed to refer to this Parent Guarantee.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Parent Guarantee to be signed by a duly authorized officer:

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Frank J. Wood
Name:	Frank J. Wood
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Dated: June 1, 2011